UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/09/2010

RAYONIER INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-6780

North Carolina	13-2607329
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

50 North Laura Street
Jacksonville, Florida
32202
(Address of principal executive offices, including zip code)

904-357-9100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Board of Directors of Rayonier Inc. ("Rayonier") elected Paul G. Boynton, age 46, to the position of President and Chief Operating Officer effective October 1, 2010. A copy of the press release announcing Mr. Boynton's election is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Mr. Boynton joined Rayonier in 1999 and currently serves as Executive Vice President, Forest Resources and Real Estate. Prior to that, he was Senior Vice President, Performance Fibers and Wood Products. Mr. Boynton holds a Bachelor of Science in mechanical engineering from Iowa State University, a Master of Business Administration from the University of Iowa, and graduated from the Harvard University Graduate School of Business Advanced Management Program. He is also a director of The Brinks Company, a global security services company with operations in more than 50 countries.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYONIER INC.

Date: September 13, 2010	By:	/s/
Hans E. Vanden Noort
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Rayonier Names Boynton President and COO